BCA-2.10 (*Rev. Jul. 1984*)

Submit in Duplicate

Payment must be made by Certified Check, Cashiers' Check or a Money Order, payable to "Secretary of State". DO NOT SEND CASH!

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF INCORPORATION

File #

This Space For Use By Secretary of State

Date 7-18-86
License Fee $ .50
Franchise Tax $25.00
Filing Fee $75.00
Clerk — 100.50

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE The name of the corporation is Camelot Care Centers, Inc.
(Shall contain the word "corporation", "company", "incorporated", "limited", or an abbreviation thereof)

ARTICLE TWO The name and address of the initial registered agent and its registered office are:

Registered Agent: Najeh (First Name) Chalache (Middle Name) (Last Name)

Registered Office: 1502 Northwest Highway (Number, Street, Suite # (A P.O. Box alone is not acceptable))

Palatine, Illinois (City) 60069 (Zip Code) Cook (County)

ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

To engage in the business of provinding residential care, education, training, counselling, and developmental rehabilitation recreation for young people.

The transaction of any or all lawful business for which corporations may be incorporated under the Illinois Business Coropration Act.

(18)

ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	$1.00	500,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	$1.00	1,000	$ 1,000.00
			$
			$
			$
		TOTAL	$ 1,000.00

*A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is desired.

5431-936-3

2126 1 0572

ARTICLE SIX *OPTIONAL*

The number of directors constituting the initial board of directors of the corporation is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address
James S. Spicer	1502 Northwest Highway, Palatine, IL 60067
Shirley Spicer	1502 Northwest Highway, Palatine, IL 60067

ARTICLE SEVEN *OPTIONAL*

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ________

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ________

(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $ ________

(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be: $ ________

ARTICLE EIGHT *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated June 18, 1986

	Signatures and Names	Post Office Address
1.	[signature] *Signature* Wallace B. Kemp *Name (please print)*	135 South LaSalle Street - Suite 1040 *Street* Chicago, Illinois 60603 *City/Town State Zip*
2.	________ *Signature* ________ *Name (please print)*	2. ________ *Street* ________ *City/Town State Zip*
3.	________ *Signature* ________ *Name (please print)*	3. ________ *Street* ________ *City/Town State Zip*

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

2126 10572

Form BCA-2.10

File No. ________

ARTICLES OF INCORPORATION

FILED

JUL 18 1986

JIM EDGAR
SECRETARY OF STATE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	Total Due*
up to $1,000	$100.50
$ 5,000	$10[illegible].50
$ 10,000	$105.00
$ 25,000	$112.50
$ 50,000	$1[illegible].00
$100,000	$225.00

*Includes Filing Fee + License Fee + Franchise Tax

RETURN TO:

Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961

C-162.8

BCA-10.30 *(Form Rev. Jan. 1986)*

Submit in Duplicate

Remit payment in Check or Money Order, payable to "Secretary of State".

DO NOT SEND CASH!

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF AMENDMENT

File # 5431-936-3

This Space For Use By Secretary of State	
Date	2-7-91
License Fee	$
Franchise Tax	$
Filing Fee	$ 25
Clerk	

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation

PAID
FEB 8 1991

ARTICLE ONE The name of the corporation is Camelot Care Centers, Inc. *(Note 1)*

ARTICLE TWO The following amendment of the Articles of Incorporation was adopted on February 4, 1991 in the manner indicated below ("X" *one box only*)

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment. *(Note 2)*

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. *(Note 3)*

[ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment. *(Note 4)*

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. *(Note 4)*

[X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment *(Note 4)*

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

____

(NEW NAME)

All changes other than name, include on page 2

(over)

RESOLVED, that Article Four of the Articles of Incorporation of Camelot Care Centers, Inc. is amended in its entirety, so as to read after amendment, as follows:

"Article Four. This corporation is authorized to issue two classes of stock: Class A Voting Common and Class B Non-Voting Common. Said classes of stock shall be identical in all respects except that shareholders owning Class B Non-Voting Common stock shall have no voting rights of any kind or nature whatsoever. The par value and authorized issue of such classes of stock are as follows:

	PAR VALUE	AUTHORIZED ISSUE
Class A Voting Common	$1.00 per share	250,000
Class B Non-Voting Common	$1.00 per share	250,000

FURTHER RESOLVED, that upon the filing with the Illinois Secretary of State of the Articles of Amendment reflecting the amendment approved in the proceeding resolution, the one thousand (1,000) shares of issued and outstanding common stock is hereby converted into four (4) shares of Class A Voting Common Stock and nine hundred ninety-six (996) shares of Class B Non-Voting Common Stock."

RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Corporation effectuating the foregoing resolutions, a copy of which has been submitted to the Board of Directors and Shareholders be and the same are hereby approved.

FURTHER RESOLVED that the Articles of Amendment shall be effective upon filing with the Illinois Secretary of State.

FURTHER RESOLVED, that the shareholders of the Corporation by their execution hereof, hereby waive any rights the shareholders may have to receive notice of the proposed Amendment to the Articles of Incorporation and to receive a copy of the Articles of Amendment pursuant to Sections 7.20 and 10.20(b), Illinois Business Corporation Act of 1983.

ARTICLE THREE The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

Upon the filing with the Illinois Secretary of State of the Articles of Amendment reflecting the amendment approved in the proceeding resolution, the one thousand (1,000) shares of issued and outstanding common stock is hereby converted into fourt (4) shares of Class A Voting Common Stock and nine hundred ninety-six (996) shares of Class B Non-Voting Common Stock.

ARTICLE FOUR (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

NO CHANGE

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows *(If not applicable, insert "No change")*

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$ 1,000.00	$ 1,000.00

(Complete either Item 1 or 2 below)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated February 4, 19 91

CAMELOT CARE CENTERS, INC.
(Exact Name of Corporation)

attested by ____________________
(Signature of Secretary or Assistant Secretary)

by ____________________
(Signature of President or Vice President)

Shirley J. Spicer
(Type or Print Name and Title)

James E. Spicer
(Type or Print Name and Title)

~~(2) If amendment is authorized by the incorporators, the incorporators must sign below.~~

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated ____________________, **19** ______

NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:

(a) to remove the names and addresses of directors named in the articles of incorporation;
(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;
(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
(d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp", "inc", "co", or "ltd" for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05;
(f) to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4: All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting (*either annual or special*) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (*but if class voting applies, then also at least a 2/3 vote within each class is required*).

The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5: When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

Form BCA-10.30

File No. ________

ARTICLES OF AMENDMENT

Filing Fee $25.00

Filing Fee for Re-Stated Articles $100.00

FILED
FEB 07 1991
GEORGE H. RYAN
SECRETARY OF STATE

RETURN TO:

Department of Business Services
Corporation Division
Secretary of State
Springfield, Illinois 62756
Telephone 217 — 782-6961

Form **BCA-10.30** (Rev. Jan. 1995)	**ARTICLES OF AMENDMENT**	PAID OCT 30 1997 File # 5431-936-3
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-1832	FILED OCT 29 1997 GEORGE H. RYAN SECRETARY OF STATE	**SUBMIT IN DUPLICATE** This space for use by Secretary of State
Remit payment in check or money order, payable to "Secretary of State." *The filing fee for articles of amendment - $25.00		Date 10-29-97 Franchise Tax $ Filing Fee* $ 25 Penalty $ Approved: SD 5X

1. CORPORATE NAME: Camelot Care Centers, Inc.

2. MANNER OF ADOPTION OF AMENDMENT: (Note 1)

The following amendment of the Articles of Incorporation was adopted on October 14 19 97 in the manner indicated below. ("X" one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Notes 4 & 5)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3. TEXT OF AMENDMENT: (Note 6)

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

____
(NEW NAME)

All changes other than name, include on page 2
(over)

Text of Amendment

b. *(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)*

See attached.

4\. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No change.

5\. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No change.

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")*

No change.

	Before Amendment	After Amendment
Paid-in Capital	$________	$________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6\. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated 10/27, 1982 Camelot Care Centers, Inc.
(Exact Name of Corporation at date of execution)

attested by [signature] by [signature] President
(Signature of Secretary or Assistant Secretary) *(Signature of President or Vice President)*

Gregory K McQuillan, Secretary James V. Doramus, President
(Type or Print Name and Title) *(Type or Print Name and Title)*

7\. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated __________________, 19 ____

NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

- (a) to remove the names and addresses of d[illegible]tors named in the articles of incorporation;
- (b) to remove the name and address of the in[illegible] registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;
- (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
- (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
- (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
- (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,
- (g) to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4. All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting *(either annual or special)* or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment *(but if class voting applies, then also at least a 2/3 vote within each class is required).*

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5. When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

C-173.9

Text of Amendment

RESOLVED, that Article Three of the Articles of Incorporation shall be, and hereby is, amended in its entirety to read as follows:

"**ARTICLE THREE:** The purposes of the Company are the following:

(a) To transact any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended; and

(b) To carry on any business whatsoever that the Company may deem proper or convenient in connection with the foregoing purpose or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of the Company and to have and to exercise all powers conferred by the laws of the State of Illinois on corporations formed under the laws pursuant to which and under which the Company is formed, as such laws are now in effect or may be amended at any time hereafter, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations, or corporations, and in any part of the world.

The foregoing clauses are to be construed as purposes and objects of the Company, and the matter expressed in each clause shall in no way be limited by reference or inference from the terms of any other clause, but shall be regarded as an independent purpose and object; the enumeration of specific objects and purposes shall not be construed to limit or restrict in any manner the general powers and rights of the Company as provided by law, nor shall the expression of one purpose or object be determined to exclude another, although it be of like nature but unexpressed."

RESOLVED, that the existing ARTICLE SIX of the Articles of Incorporation containing the number of directors and their names and addresses shall be, and hereby is, deleted.

RESOLVED, that the following Articles EIGHT through FIFTEEN shall be, and hereby are, added to the Articles of Incorporation:

44

"**ARTICLE EIGHT**: No Shareholder shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

"**ARTICLE NINE**: The business and affairs of the Company shall be managed by the Board of Directors. The directors need not be elected by ballot unless required by the By-laws of the Company.

"**ARTICLE TEN**: In furtherance and not in limitation of the powers conferred by the laws of the State of Illinois, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Company.

"**ARTICLE ELEVEN**: The Company reserves the right to amend and repeal any provision contained in these Amended Articles of Incorporation in the manner prescribed by the laws of the State of Illinois. All rights conferred in these Amended Articles of Incorporation are granted subject to this reservation.

"**ARTICLE TWELVE**: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorised by the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act ("ERISA") excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in,

or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful; provided, however, that, except as provided in Article Thirteen with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

"Each person who was or is a party, or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Company, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

"To the extent that a director, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in the two preceding paragraphs of this Article Twelve, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

"Any indemnification under the first two paragraphs of this Article Twelve (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such two paragraphs. Such determination shall be made (1) by the board of directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

"Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article Twelve.

"The indemnification and advancement of expenses provided by or granted under the other paragraphs of this Article Twelve shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

"If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

"For purposes of this Article Twelve, references to "the Company" shall include, in addition to the surviving

corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger involving the Company which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this <u>Article Twelve</u> with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

"For purposes of this <u>Article Twelve</u>, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company upon which the Company imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Company" as referred to in this <u>Article Twelve</u>.

"The indemnification and advancement of expenses provided by or granted under this <u>Article Twelve</u> shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of that person.

"**<u>ARTICLE THIRTEEN</u>**: If a claim under <u>Article Twelve</u> of these Amended Articles of Incorporation is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an

advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification under Article Twelve (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under Article Twelve or this Article Thirteen or otherwise shall be on the Company.

"**ARTICLE FOURTEEN**: The rights to indemnification and to the advancement of expenses conferred in Article Twelve and Article Thirteen shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's bylaws, agreement, vote of stockholder or disinterested directors or otherwise.

"**ARTICLE FIFTEEN**: The Company shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another

corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of these Amended Articles of Incorporation."